SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 23, 2006

Rockwell Collins, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16445	52-2314475
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

400 Collins Road NE, Cedar Rapids, Iowa	52498
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 295-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Appointment of Director

On June 23, 2006, the Company's Board of Directors elected Mark Donegan as a member of the Board of Directors to hold office as a Class III Director until the Company's 2007 Annual Meeting of Shareowners. At this time, Mr. Donegan has not been appointed to serve on any committees of the Board of Directors. Mr. Donegan is not a party to any transaction with the Company or any of its subsidiaries in which the amount involved exceeds $60,000 and in which Mr. Donegan has a direct or indirect material interest.

The Company's press release announcing this director election is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release of Registrant dated June 26, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROCKWELL COLLINS, INC.
(Registrant)

Dated: June 27, 2006	By /s/ Gary R. Chadick
Gary R. Chadick
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Registrant dated June 26, 2006.

Exhibit 99.1

Press Release
www.rockwellcollins.com	Contact:	Nancy Welsh
319.295.2123
nkwelsh@rockwellcollins.com

Rockwell Collins elects new Board member

CEDAR RAPIDS, Iowa (June 26, 2006) -- Rockwell Collins' Board of Directors has elected Mark Donegan to become the tenth member of its Board of Directors. He will fill a position that is subject to reelection at the company's annual shareowners meeting in February 2007.

Mr. Donegan is currently the chairman and chief executive officer of Precision Castparts Corp., a company he joined in 1985. In his more than 25-year career, he has held positions of increasing responsibility first at General Electric, and at Precision Castparts.

"As an active CEO, Mark brings outstanding operational credentials and we are very pleased that he agreed to join our board," said Rockwell Collins Chairman, President and CEO Clay Jones. "He also has broad knowledge of our markets as well as extensive strategic and acquisition experience."

Rockwell Collins is a worldwide leader in the design, production, and support of communication and aviation electronics for commercial and government customers. The company's 17,000 employees in 27 countries deliver industry-leading communication, navigation, surveillance, display, flight control, in-flight entertainment, information management, and maintenance, training and simulation solutions. Additional information is available at www.rockwellcollins.com.